Exhibit 99.1

Berkshire Hathaway Inc. News Release

OMAHA, Neb.--(BUSINESS WIRE)--December 22, 2009--Berkshire Hathaway Inc. (BRK.A; BRK.B):

Stephen Burke, President of Comcast Cable Communications, has been elected to the Board of Directors of Berkshire Hathaway.

“Steve, at 51, is business-savvy, owner-oriented and keenly interested in Berkshire, the three ingredients we look for in directors,” said Warren E. Buffett, Berkshire’s CEO. “Having him join us is a home run for Berkshire.”

Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

CONTACT:
Berkshire Hathaway Inc.
Marc D. Hamburg, 402-346-1400